UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 23, 2010

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Evergreen Energy, Inc. is filing this Amendment to its Current Report on Form 8-K filed June 29, 2010 to clarify that there were no disagreements with its former auditors through the date of their dismissal.

Section 4.  Matters Related to Accountants and Financial Statements

Item 4.01.  Changes in Registrant’s Certifying Accountant

Dismissal of Independent Accountant

On June 23, 2010, Evergreen Energy Inc. (the “Company”) advised Deloitte & Touche LLP (the “Former Auditor”) that it was dismissed as the Company’s independent registered public accounting firm.  Except as noted in the paragraph immediately below, the reports of the Former Auditor on the Company’s consolidated financial statements for the years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of the Former Auditor on the Company’s consolidated financial statements as of and for the years ended December 31, 2009 and December 31, 2008, contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the years ended December 31, 2009 and December 31, 2008, and through June 23, 2010, the date of the Former Auditor’s dismissal, the Company has not had any disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the Former Auditor’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such years.

During the years ended December 31, 2009 and December 31, 2008, and through the June 23, 2010, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.  The Company requested that Former Auditor furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter dated July 9, 2010 is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

The decision to dismiss the Former Auditor as the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee.

Appointment of Independent Accountant

On June 28, 2010 (the “Engagement Date”), the Company engaged Hein & Associates LLP, (“Hein”) as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2010.  The decision to engage the Hein as the Company’s independent registered public accounting firm was approved by the Audit Committee.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with the Hein regarding either:

1.
application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

Stockholder Ratification of Independent Accountant

The Company’s Proxy Statement for its July 13, 2010 Annual Meeting of Stockholders requests ratification of the appointment of the Former Auditor as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2010.  Because of the proximity of the Annual Meeting to the events described above, the Company will proceed with the ratification proposal at the Annual Meeting.  Ratification of our independent registered accounting firm is advisory in nature and is not required in connection with the appointment of Hein.

Section 9.  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit Number	Exhibit Title or Description
16.1	Letter from Deloitte & Touche

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: July 9, 2010	By: /s/ Diana L. Kubik
Diana L. Kubik
Vice President and Chief Financial Officer